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                                                            EXHIBIT 10(iv)(a)(4)

                                    GUARANTY

         This guaranty ("Guaranty") is made as of May 1, 1999 by The Delta Queen Steamboat Co. ("Guarantor") in favor of Atlantic Marine Inc. ("AMI").

         WHEREAS, AMI and Coastal Queen Holdings, L.L.C. (the "Owner") are parties to that certain Construction Contract dated May 1, 1999 (the "Construction Contract") pursuant to which AMI agrees to construct for the Owner the Coastal Queen Class Vessels described therein and Owner agrees to pay the Contract Price and perform the other obligations of the Owner as set forth therein. Unless otherwise defined herein, capitalized terms used herein shall have the meanings described to them in the Construction Contract.

         WHEREAS, the Guarantor owns 100% of the stock of the Owner and will derive both direct and indirect benefits from the Construction Contract; and

         WHEREAS, as a condition to AMI's willingness to enter into the Construction Contract with the Owner, AMI has required that the Guarantor enter into this Guaranty.

         NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the Guarantor agrees as follows:

         1. Guaranty. For value received, the Guarantor unconditionally and irrevocably guarantees for the benefit of AMI the full and prompt payment when due of the Contract Price as provided for in the Construction Contract and all other obligations of the Owner to AMI under the Construction Contract.

         2. Obligations Unconditional. The Guarantor hereby agrees that its obligation under this Guaranty shall be unconditional and shall include all present and


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future obligations of Owner to AMI under the Construction Contract, as same may presently exist or as altered, amended or changed in the future and Guarantor does hereby waive notice of default, notice of alteration, amendment or change to the Construction Contract and further agrees that in the event of default by Owner under said Construction Contract, AMI may, at its option, then and there demand payment and performance from Guarantor of all of Owner's obligations under the Construction Contract. Guarantor does hereby waive notice of acceptance by AMI.

         3. Choice of Law; Venue. This Guaranty shall be governed by and interpreted under the laws applicable in the State of Florida. AMI and Guarantor agree that any suit from enforcement of this Guaranty shall be brought in a federal court sitting in Orlando, Florida and AMI and Guarantor consent to the exclusive jurisdiction of such court and the service of process in any such suit being made upon such party by mail at the address specified in Section 14.5 of the Construction Contract. AMI and Guarantor hereby waive any objection that they may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

         IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor as of the day and year first set forth above.


                                              THE DELTA STEAMBOAT CO.


                                                       /s/ Jordan B. Allen
                                              ----------------------------------
                                              By:      Jordan B. Allen
                                              Title:   Executive Vice President



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